Exhibit 99.(a)(1)(G)

Name (as shown on your income tax return)
Business Name, if different from above
Check appropriate box:	☐ Individual/Sole proprietor	☐ Corporation
	☐ Partnership	☐ Other (Specify)

Address
City, State, and ZIP Code

SUBSTITUTE Form W-9	Part 1—Taxpayer Identification Number—Please provide your TIN in the box at right and certify by signing and dating below. If awaiting TIN, write “Applied For.”	Social Security Number OR Employer Identification Number
Department of the Treasury Internal Revenue Service	PART 2—For Exempt Payees—Check the box if you are exempt from backup withholding. ☐
Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification

PART 3—Certification—Under penalties of perjury, I certify that:

  (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),

  (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

  (3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions.—You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
	SIGNATURE:	DATE:

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature	Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines For Determining the Proper Identification Number to Give the Payer—Social Security Numbers (“SSNs”) have nine digits separated by two hyphens: i.e., 000-00-000. Employer Identification Numbers (“EINs”) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

For this type of account:		Give the Name and SOCIAL SECURITY number or Employer Identification number of—	For this type of account:	Give the Name and EMPLOYER IDENTIFICATION number of—
1.	Individual	The individual	6. Disregarded entity not owned by an individual	The owner

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7. A valid trust, estate, or pension trust	The legal entity(4)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	8. Corporation or LLC electing corporate status on Form 8832	The corporation or the LLC

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)	9. Association, club, religious, charitable, educational or other tax-exempt organization	The organization

	b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)

5.	Sole proprietorship or disregarded entity owned by and individual	The owner(3)	10. Partnership or multi-member LLC	The partnership or LLC

			11. A broker or registered nominee	The broker or nominee

(1)	List first and circle the name of the person whose SSN you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you may also enter your business or “doing business as” name on the second line. You may use either your SSN or EIN (if you have one), but the Internal Revenue Service encourages you to use your SSN.
(4)	List and circle the name of the legal trust, estate or pension trust. (Do not furnish the Taxpayer Identification Number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER

ON SUBSTITUTE FORM W-9

How to Get a TIN

If you do not have a TIN, apply for one immediately. If you are a United States person, your TIN is generally your SSN or your employer identification number (EIN). To apply for an SSN, obtain Form SS-5, Application for a Social Security Card, at the local office of the Social Security Administration or get this form on-line at www.ssa.gov. Use Form SS-4, Application for Employer Identification Number, to apply for an EIN. If you are a resident alien and do not have and are not eligible to get a social security number, your TIN is your IRS individual taxpayer identification number (ITIN). Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS web site at www.irs.gov. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number under Starting a Business. All Section references herein are to the Internal Revenue Code of 1986, as amended.

If you do not have a TIN, write “Applied For” in Part 1, sign and date the form, and give it to the payer. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN.

Note: Writing “Applied For” on the form means that you have already applied for a TIN or that you intend to apply for one soon. As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and give it to the requester.

CAUTION: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Payees Exempt from Backup Withholding

Individuals (including sole proprietors) are NOT exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note: If you are exempt from backup withholding, you should still complete Substitute Form W-9 to avoid possible erroneous backup withholding. If you are exempt, enter your correct TIN in Part 1, check the “Exempt” box in Part 2, and sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8, Certificate of Foreign Status.

The following is a list of payees that are be exempt from backup withholding.

•

An organization exempt from tax under section 501(a), any individual retirement plan (“IRA”), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government, a political subdivision of a foreign government, or any of their agencies or instrumentalities.

•	An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities registered in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under Section 664 or described in Section 4947.

•	A common trust fund operated by a bank under Section 584(a).

Exempt payees should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE REQUESTER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE “EXEMPT” BOX IN PART 2 ON THE FACE OF THE FORM IN THE SPACE PROVIDED, SIGN AND DATE THE FORM AND RETURN IT TO THE REQUESTER.

Privacy Act Notice. Section 6109 requires most recipients of dividend, interest or other payments to give correct TINs to payers who must report this information to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

Failure to Furnish TIN. If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

IRS Circular 230 Disclosure

To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code, or (ii) promoting, marketing or recommending to another party any matters addressed herein.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.